UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
 Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
 Date of Report (Date of earliest event reported): February 14, 2019
 BRIDGEPOINT EDUCATION, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-34272	59-3551629
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8620 Spectrum Center Blvd. San Diego, California	92123
(Address of principal executive offices)	(Zip Code)
 (858) 668-2586
(Registrant’s telephone number, including area code)
 None
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
 ☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
 ☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
 ☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
 ☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company         ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.           ☐

Item 8.01.     Other Events.
Bridgepoint Education, Inc. (the “Company”) owns and operates Ashford University (“Ashford”), a regionally-accredited university accredited by the WASC Senior College and University Commission (“WSCUC”).
The Company and Ashford continue their previously disclosed efforts to undertake a conversion transaction, pursuant to which Ashford will separate from the Company through a series of conversion and merger transactions ultimately resulting in Ashford being owned and operated by AU NFP, a California nonprofit public benefit corporation that was formed for the purpose of the conversion transaction and is independent of the Company. Following the proposed conversion and separation of Ashford, the Company plans to operate as a technology services provider that would provide certain services to AU NFP, and potentially, in the future, to other customers.
On February 14, 2019, AU NFP received official notification from the Internal Revenue Service (IRS) of its determination that AU NFP is exempt from federal income tax pursuant to Internal Revenue Code (IRC) Section 501(c)(3). The IRS further classified AU NFP as a public charity under the IRC.
The Company and Ashford are continuing to finalize the terms of the conversion transaction and review various federal, state and other regulatory requirements that could impact the viability and timing of the conversion transaction and separation. The Company and the Boards of Trustees of Ashford and AU NFP are taking steps to protect Ashford's and AU NFP’s independence in considering the conversion transaction in order to enable Ashford and AU NFP to act in the best interests of Ashford and its students.
Cautionary Statement Regarding Forward-Looking Statements
This Current Report on Form 8-K contains “forward-looking statements,” including statements relating to the proposed transaction discussed above. Words such as “may,” “should,” “could,” “would,” “predicts,” “potential,” “continue,” “expects,” “anticipates,” “future,” “intends,” “plans,” “believes,” “estimates” and similar expressions, as well as statements in future tense, identify forward-looking statements. Forward-looking statements are based on information available at the time those statements are made or management's good faith belief as of that time with respect to future events, and are subject to risks and uncertainties that could cause actual events to differ materially from those expressed in or suggested by the forward-looking statements. Important factors that could cause such differences include, but are not limited to: (i) the failure of the proposed transactions to be approved by WSCUC or any of our other regulators; (ii) the failure of the Company and Ashford University to resolve various federal and state regulatory issues that could impact the viability and timing of these transactions, or to reach agreement on terms of the transactions and to negotiate and execute definitive agreements; (iii) the failure to satisfy other conditions to completion of the proposed transactions, including the receipt of all regulatory and accreditor approvals necessary to complete the proposed transactions; (iv) if definitive agreements are executed, the occurrence of any event, change or other circumstance that could give rise to the termination of any definitive agreement; (v) the effect of the announcement or pendency of the transactions contemplated herein on the Company's ability to retain and hire key personnel or its operating results and business generally; (vi) risks related to diverting management's attention from the Company's ongoing business operations; (vii) the outcome of stockholder litigation or other legal proceedings that are currently pending or may be instituted against the Company and/or its subsidiaries; (viii) the failure of the Company to transition to becoming an technology services provider; and (ix) other factors discussed in the Company's reports on file with the Securities and Exchange Commission. Factors or events that could affect the transactions contemplated herein or cause the Company's actual results to differ may emerge from time to time, and it is not possible for the Company to predict all of them. The Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by any applicable securities laws.

Item 9.01.     Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
99.1	Press Release dated February 15, 2019

SIGNATURES
 Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 15, 2019		Bridgepoint Education, Inc.

	By:	/s/ Diane L. Thompson
Name: Diane L. Thompson
Title: Executive Vice President, Secretary and General Counsel